UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 27, 2004

Sea Pines Associates, Inc.

(Exact name of registrant as specified in its charter)

South Carolina	0-17517	57-0845789

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

32 Greenwood Drive, Hilton Head Island, South Carolina	29928

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (843) 785-3333

Not applicable

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

     On July 27, 2004, Sea Pines Associates, Inc. entered into an Agreement and Plan of Merger with The Riverstone Group, LLC, a Virginia limited liability company, and RG Subsidiary Corporation, a South Carolina corporation. The Agreement and Plan of Merger is filed herewith as Exhibit 99.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

     The following exhibit is filed with this current report on Form 8-K:

Exhibit
Number	Description
99	Agreement and Plan of Merger, dated as of July 27, 2004, by and among The Riverstone Group, LLC, RG Subsidiary Corporation, and Sea Pines Associates, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sea Pines Associates, Inc.

(Registrant)

Date July 30, 2004	/s/ Michael E. Lawrence

Michael E. Lawrence, Chief Executive Officer